EXHIBIT 10.3

December 6, 2007

Granite City Food & Brewery Ltd.

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

ATTN:  Steven J. Wagenheim
Chief Executive Officer

Re:       Amendment of Stock Purchase Agreement

Dear Mr. Wagenheim:

Reference is made to that certain Stock Purchase Agreement made and entered into as of March 8, 2007 (the “Agreement”) by and between Granite City Food & Brewery Ltd. (the “Company”) and investors who are parties thereto, including the undersigned William Blair Small Cap Growth Fund; Booth & Co FFC Hartman Retirement Income Trust; Booth & Co FFC Rush University Medical Center Endowment Account; Booth & Co FFC Rush University Medical Center Pension & Retirement; Calhoun & Co FFC City of Dearborn General Employees Retirement System; Calhoun & Co FFC City of Dearborn Policemen & Firemen Revised Retirement Systems; and Mac & Co. All initially capitalized terms below shall have the meanings set forth in the Agreement.

The Company desires to obtain financing  from DHW Leasing, L.L.C. (“DHW”) in the amount of up to $16,000,000 for a term of not more than 5 years at an interest rate not exceeding 12% (the “Financing”). The Financing is generally described in a term sheet which the Company has received from DHW, a copy of which is attached hereto as Schedule A. The proceeds of the Financing will be used by the Company in its business for expansion through the development of additional restaurant units. The Company’s indebtedness to DHW will be collateralized by security interests in furniture, fixtures and equipment of the additional restaurant units.

Each of the principals of DHW will be required to personally guaranty amounts due to lenders who provide the funding to DHW (the “Guarantees”) which DHW will use for the Financing. Steven J. Wagenheim is one of the principals of DHW and is an Interested Party under the Agreement. The Financing and the Guarantees are Interested Party Transactions under the Agreement.

Mr. Wagenheim will not receive any compensation, securities, options, warrants or benefit of any kind from the Company or any compensation, income, distribution, share of profits or benefits of any kind from DHW (collectively, “Restricted Payments”) in connection with the Financing or the Guarantees. Notwithstanding the foregoing, Restricted Payments shall not include any payment or other receipt of property by Mr. Wagenheim to reimburse or indemnify him for his actual payments and costs to a lender or DHW on account of a default by the Company  under a lease or other financing arrangement with DHW. All definitive agreements relating to the Financing and the Guarantees will be subject to approval by the Company’s Audit Committee, which will consist only of independent directors of the Company.

Based upon the foregoing, including the agreements of  Mr. Wagenheim and DHW as set forth herein, the Investors agree that the covenants contained in  Section 6(ii) of the Agreement shall not apply to the Financing and the Guarantees.

Agreed to this 6th day of December, 2007

Granite City Food & Brewery Ltd.		William Blair Small Cap Growth Fund
Booth & Co FFC Hartmarx Retirement Income
Trust
By:	/s/ Steven J. Wagenheim	Booth & Co FFC Rush University Medical Center
	Steven J. Wagenheim	Endowment Account
	Chief Executive Officer	Booth & Co FFC Rush University Medical Center
Pension & Retirement
Calhoun & Co FFC City of Dearborn General
DHW Leasing, L.L.C.		Employees Retirement Systems
Calhoun & Co FFC City of Dearborn Policemen
By:	/s/ Donald A. Dunham, Jr.	and Firemen Revised Retirement Systems
	Manager	Mac & Co

By: William Blair & Company LLC
/s/ Steven J. Wagenheim
Steven J. Wagenheim		By:	/s/ Karl W. Brewer
		Name:	Karl W. Brewer
Title: Portfolio Manager

SCHEDULE A

TO:	Granite City Food & Brewery, Ltd.
Board of Directors

FROM:	Donald A. Dunham, Jr.; Charles J. Hey; Steven J. Wagenheim
dba DHW Leasing, LLC

SUBJ:	Equipment Lease Financing

DATE: November 28, 2007

DHW Leasing, LLC is pleased to present the following proposal to the Board of Directors of Granite City Food & Brewery, Ltd. for the purpose of providing FF&E leasing in the amount of up to sixteen million dollars ($16,000,000) for furniture, fixtures and equipment financing for up to sixteen Granite City Food & Brewery restaurants in the average amount of one million dollars ($1,000,000) per store (including sales tax if/as applicable).

Terms of this financing are as follows:

Lessor:	DHW Leasing, LLC

Lessee:	Granite City Food & Brewery, Ltd.

Purpose:	Lease furniture, fixtures and equipment for up to sixteen Granite City locations

Amount:	Each Equipment Lease will be in the average amount of $1,000,000, for a total of up to sixteen leases or $16,000,000

Lease Payments:

Lease payments shall be based on a five-year amortization period at a fixed interest rate to be determined by formula off the rate being charged to DHW Leasing by their lenders. The formula is as follows:

Lease Rate = Bank Base Rate plus (6% x 80%) plus (3% x 20%)

Monthly principal and interest payments plus sales tax (if applicable) will be required. In addition, Lessee shall also be responsible for fees related to license, registration and taxes required as a result of the lease contemplated hereunder.

At the end of the lease, Lessee shall have the option to purchase the FF&E for $1.00.

Term:	Each $1,000,000 lease shall be for a term of five (5) years.

Fees:

Granite City Food & Brewery, Ltd. shall pay DHW a loan origination fee equal to .25% of the lease amount when each lease is signed. Additionally, Lessee shall pay all filing, recording and any other fees connected with the origination and/or pre-payment of each term loan.

Title:	For tax purposes, Granite City Food & Brewery, Ltd. shall be treated as owner of the FF&E and shall receive the depreciation. For all other purposes, DHW Leasing, LLC shall be owner of the Equipment.

Capital Lease:	Lessee agrees to enter into an Equipment Lease Agreement for each store location reflecting the above referenced terms.

Pre-payment Penalty:	Lessee shall be responsible for any pre-payment penalties which may be charged by Lessor’s lender upon pre-payment of the Equipment Lease Agreement.

Due on Sale Clause:	Upon the sale of the Equipment or the merger, liquidation or sale of substantially all of the store or stock of Granite City Food & Brewery, Ltd., the leases will immediately become due and payable.

Financials:

Lessee shall provide Lessor with annual financial reports, as well as any other financial information Lessor may require from time to time to ensure the financial condition of Lessee is fairly represented.

Other:

If/as required by Lessor’s lender, Lessee agrees to allow Lessor’s lender to issue payment directly to vendors for the FF&E leased through this agreement. If, however, Lessee has already paid for/purchased the FF&E, Lender shall allow payment directly to Lessee. Additionally, Lessee agrees to allow Lessor’s lender to place a purchase money security interest on the FF&E purchased under each lease.

Subject To:	This offer of financing is subject to Lessee’s agreement of rental increases for the following Granite City locations:

	Des Moines, IA	Cedar Rapids, IA
	Davenport, IA	Lincoln, NE
	Wichita, KS	Eagan, MN
	Zona Rosa- KC, MO	Olathe, KS

Such rental increases shall begin on a staggered basis beginning January 1, 2013 and reflect a 10% increase in the base rent every five years for the balance of the original 20 year lease (see attached recap.)

The terms set forth above shall be valid through December 5th, 2007 at 5:00 P.M. CST. In the event the terms are not accepted by such time, unless agreed to in writing by DHW Leasing, L.L.C., this term sheet shall expire.

/s/ Donald A. Dunham, Jr.
Donald A. Dunham, Jr.
DHW LEASING, LLC

ACKNOWLEDGEMENT:

The undersigned hereby agrees to the terms summarized above and will proceed in good faith to finalize agreements to document the same.

GRANITE CITY FOOD & BREWERY, LTD.

By:
Its:
Date:

GRANITE CITY FOOD & BREWERY RESTAURANTS

RECAP OF LAND AND BUILDING COSTS BY LOCATION

	RESTAURANT	LEASE	CURRENT	PROPOSED INCREASES			LEASE END
	LOCATION	COMMENCEMENT	ANNUAL RENT	1-Jan-2013	1-Jan-2018	1-Jan-2023	(ORIGINAL TERM)

(1)	Des Moines (Clive), IA	September 3, 2003	$294,000.00	$323,400.00	$355,740.00	$391,314.00	September 2, 2023

(2)	Cedar Rapids, IA	December 1, 2003	$315,000.00	$346,500.00	$381,150.00	$419,265.00	November 30, 2023

	RESTAURANT	LEASE	CURRENT	PROPOSED INCREASES			LEASE END
	LOCATION	COMMENCEMENT	ANNUAL RENT	1-Jan-2014	1-Jan-2019	1-Jan-2024	(ORIGINAL TERM)

(3)	Davenport, IA	February 1, 2004	$341,250.00	$375,375.00	$412,912.50	$454,203.75	January 31, 2024

(4)	Lincoln, NE	June 1, 2004	$168,000.00	$184,800.00	$203,280.00	$223,608.00	May 31, 2024

	RESTAURANT	LEASE	CURRENT	PROPOSED INCREASES			LEASE END
	LOCATION	COMMENCEMENT	ANNUAL RENT	1-Jan-2015	1-Jan-2020	1-Jan-2025	(ORIGINAL TERM)

(5)	Wichita, KA	July 1, 2005	$336,000.00	$369,600.00	$406,560.00	$447,216.00	June 30, 2025

(6)	Eagan, MN	October 1, 2005	$396,375.00	$436,012.50	$479,613.75	$527,575.13	September 30, 2025

(7)	Zona Rosa, KC, MO	December 1, 2005	$446,250.00	$490,875.00	$539,962.50	$593,958.75	November 30, 2025

	RESTAURANT	LEASE	CURRENT	PROPOSED INCREASES			LEASE END
	LOCATION	COMMENCEMENT	ANNUAL RENT	1-Jan-2015	1-Jan-2020	1-Jan-2025	(ORIGINAL TERM)

(8)	Olathe, KS	April 1, 2006	$414,750.00	$456,225.00	$501,847.50	$552,032.25	March 30, 2026